Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of MediWound Ltd. of our report dated January 25, 2016, with respect to the consolidated financial statements of MediWound Ltd for the year ended December, 31, 2015 included in the annual report on Form 20-F of MediWound Ltd. for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 24, 2016	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global